Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

AParadise II Acquisition Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, no par value, and one-half of one redeemable warrant	(1)	457(a)	15,525,000	$10.00	$155,250,000.00	0.0001381	$21,440.03
Fees to be Paid	Equity	Class A ordinary share, no par value	(2)	Other	15,525,000			0.0001381	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the Units	(3)	Other	7,762,500			0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the redeemable warrants included as part of the Units	(4)	457(o)	7,762,500	$11.50	$89,268,750.00	0.0001381	$12,328.01

Total Offering Amounts:							$244,518,750.00		33,768.04
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$33,768.04

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 2,025,000 Units, consisting of 2,025,000 Class A ordinary share and 1,012,500 redeemable warrants, which may be issued on exercise of a 45-day option granted to the underwriters of this offering to cover over-allotments, if any.
(2)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(3)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, as amended. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.